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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274


           Addendum to Prospectus Supplement Dated February 27, 2004


                                                  Dated: May 1, 2005


                                STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES
                        --------------------------------

Initial Interest Rate for Notes purchased during May 2005 is 3.9375%. This interest rate was calculated as follows:

Applicable LIBOR  +       Number of basis points            =       Initial Rate
for May 2005                       set by State of Israel
                                   at beginning of monthly
                                   sales period

3.4375%           +       50 Basis Points                   =       3.9375%

Applicable LIBOR is then adjusted each July 1st and January 1st during the term of the notes.

Notes purchased in June 2005 will receive the rate and spread in effect for that sales period.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.